                                                                     EXHIBIT 4.5

                              CLARCOR 401(K) PLAN





                       Initially Effective January 1, 2004








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                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
 ARTICLE I       GENERAL ....................................................   1
         1.1     Purpose
         1.2     Source of Funds ............................................   1
         1.3     Effective Date
         1.4     Appendices .................................................   1
         1.5     Definitions
         1.6     Internal Revenue Service Approval ..........................   8
 ARTICLE 2       ELIGIBILITY AND PARTICIPATION ..............................   9
         2.1     Eligibility Requirements ...................................   9
         2.2     Enrollment Form ............................................  10
         2.3     Leaves of Absence ..........................................  10
         2.4     Qualified Military Service .................................  10
 ARTICLE 3       CONTRIBUTIONS ..............................................  11
         3.1     Employer Contributions .....................................  11
         3.2     Before-Tax Contributions ...................................  11
         3.3     Limitations on Before-Tax Contributions ....................  12
         3.4     Matching Employer Contribution .............................  13
         3.5     Rollover Contribution ......................................  13
 ARTICLE 4       ACCOUNTING PROVISIONS AND ALLOCATIONS ......................  15
         4.1     Participant's Accounts .....................................  15
         4.2     Investment Funds ...........................................  15
         4.3     Allocation Procedure .......................................  16
         4.4     Determination of Value of Trust Fund .......................  16
         4.5     Allocation of Net Earnings or Losses .......................  17
         4.6     Allocation of Before-Tax Contributions .....................  17
         4.7     Allocation of Matching Employer Contributions ..............  17
         4.8     Provisional Annual Addition ................................  17
         4.9     Limitation on Annual Additions .............................  17
 ARTICLE 5       AMOUNT OF PAYMENTS TO PARTICIPANTS .........................  20
         5.1     General Rule ...............................................  20
         5.2     Normal Retirement ..........................................  20
         5.3     Death ......................................................  20
         5.4     Disability .................................................  20
         5.5     Vesting ....................................................  20
 ARTICLE 6       DISTRIBUTIONS ..............................................  21
         6.1     Commencement and Form of Distributions .....................  21
         6.2     Distributions to Beneficiaries .............................  22
         6.3     Beneficiary Designations ...................................  22
         6.4     Deferred Distributions .....................................  23
         6.5     Form of Elections and Applications for Benefits ............  23
         6.6     Distribution from Company Stock Fund .......................  24

                                TABLE OF CONTENTS
                                   (continued)

                                                                               Page
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
         6.7     Unclaimed Distributions ....................................  24
         6.8     Loans ......................................................  24
         6.9     Withdrawals From Accounts Prior to Termination of
                 Employment .................................................  27
         6.10    Facility of Payment ........................................  28
         6.11    Claims Procedure ...........................................  29
         6.12    Eligible Rollover Distributions ............................  30
         6.13    Required Minimum Distributions .............................  31
 ARTICLE 7       TOP-HEAVY PLAN REQUIREMENTS ................................  35
         7.1     Definitions ................................................  35
         7.2     Top-Heavy Plan Requirements ................................  38
ARTICLE 8        POWERS AND DUTIES OF PLAN COMMITTEE ........................  39
         8.1     Appointment of Plan Committee ..............................  39
         8.2     Powers and Duties of Committee .............................  39
         8.3     Committee Procedures .......................................  40
         8.4     Consultation with Advisors .................................  40
         8.5     Committee Members as Participants ..........................  40
         8.6     Records and Reports ........................................  40
         8.7     Investment Policy ..........................................  41
         8.8     Designation of Other Fiduciaries ...........................  41
         8.9     Obligations of Committee ...................................  41
         8.10    Indemnification of Committee ...............................  42
 ARTICLE 9       TRUSTEE AND TRUST FUND .....................................  43
         9.1     TrustFund ..................................................  43
         9.2     Payments to Trust Fund and Expenses ........................  43
         9.3     Trustee's Responsibilities .................................  43
         9.4     Reversion to an Employer ...................................  43
         9.5     Voting of Company Stock ....................................  43
         9.6     Allocation of Assets .......................................  44
ARTICLE 10       AMENDMENT OR TERMINATION ...................................  45
        10.1     Amendment ..................................................  45
        10.2     Termination ................................................  45
        10.3     Form of Amendment, Discontinuance of Employer
                 Contributions, and Termination .............................  45
        10.4     Limitations on Amendments ..................................  45
        10.5     Level of Benefits Upon Merger ..............................  46
        10.6     Vesting Upon Termination or Discontinuance of Employer
                 Contributions; Liquidation of Trust ........................  46
ARTICLE 11       MISCELLANEOUS ..............................................  47
        11.1     No Guarantee of Employment, Etc ............................  47
        11.2     Nonalienation ..............................................  47
        11.3     Qualified Domestic Relations Order .........................  47

                                TABLE OF CONTENTS
                                   (continued)

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                                                                               ----
        11.4     Controlling Law ............................................  47
        11.5     Severability ...............................................  47
        11.6     Notification of Addresses ..................................  47
        11.7     Gender and Number ..........................................  48
ARTICLE 12       ADOPTION BY AFFILIATES .....................................  49
        12.1     Adoption of Plan ...........................................  49
        12.2     The Company as Agent for Employer ..........................  49
        12.3     Adoption of Amendments .....................................  49
        12.4     Termination ................................................  49
        12.5     Data to Be Furnished by Employers ..........................  49
        12.6     Joint Employees ............................................  so
        12.7     Expenses ...................................................  50
        12.8     Withdrawal .................................................  50
        12.9     Prior Plans ................................................  50
ARTICLE 13       CHANGE IN CONTROL OF EMPLOYER ..............................  51
        13.1     Change in Control - Defined ................................  51
        13.2     Intent .....................................................  51
        13.3     Prohibitions on Change in Control ..........................  51

PART-TIME EMPLOYEE APPENDIX .................................................  53

TRANSFERRED ACCOUNT APPENDIX ................................................  56

                                    ARTICLE 1

                                     GENERAL

         1.1 Purpose. It is the intention of the Employer to provide for the administration of the CLARCOR 401(k) Plan and a Trust Fund in conjunction therewith for the benefit of eligible employees of the Employer, in accordance with the provisions of Code Sections 401 and 501 and in accordance with other provisions of law relating to profit sharing plans containing a Code Section 401(k) arrangement. This Plan is adopted, funded and maintained for the benefit of eligible employees of the Employer who do not accrue a benefit under the CLARCOR Inc. Pension Plan, a defined benefit pension plan. Except as otherwise provided in this Plan or the Trust, upon the transfer by the Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries. This Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The provisions of the Plan relating to EGTRRA are intended to demonstrate good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.

         1.2 Source of Funds.

                 (a) The Trust Fund shall be created, funded and maintained by contributions of the Employer, by contributions of the Participants, and by such net earnings as are obtained from the investment of the funds of the Trust Fund.

                 (b) Initial Plan Account balances shall be established for Participants as of the effective date of this Plan from a transfer of the assets and liabilities constituting the accounts of such Participants under the CLARCOR Inc. 401(k) Retirement Savings Plan ("Prior_Plan") immediately prior to the effective date of this Plan, and as more particularly described in the Transferred Account Appendix. Such transfer shall be implemented and administered so as to qualify as a "spin-off' or a "transfer of assets and liabilities" from the Prior Plan to the Plan under Code Section 401(a)(12) and Code Section 414(1).

         1.3 Effective Date. The provisions of the Plan shall be effective January 1, 2004.

         1.4 Appendices. To the extent that provisions set forth in an Appendix to this Plan are different from the terms of the Plan as set forth herein, the provisions of such Appendix shall govern over any relevant terms of the Plan with respect to the Participants who are employees of the Employer to which such Appendix applies.

         1.5 Definitions. Certain terms are capitalized and have the respective meanings set forth in the Plan.

         "Account" means each of the individual accounts established pursuant to
Article 4 representing a Participant's allocable share of the Trust Fund.

         "Accounts" means the collective individual accounts established pursuant to Article 4.

         "Active Participant" means a Participant who, on a given date, is employed by the Employer as an Eligible Employee.

         "Affiliate" means any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Code Sections 414(b), (c), (in) or (o), as is the Company. For purposes of determining the amount of a Participant's Annual Addition or Total Compensation and applying the limitations of Code Section 415 set forth in Article 4 "Affiliate" shall include any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Code Sections 414(b) or (c) as modified by Code Section 415(h), as is the Company.

         "After-Tax Account" is defined in the Transferred Account Appendix.

         "Annual Addition" means for any Limitation Year, the sum of (a) all Before-Tax Contributions, Matching Employer Contributions, and forfeitures allocated to the Accounts of a Participant under this Plan; (b) any other employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under this or any other defined contribution plan maintained by the Employer or an Affiliate; and (c) amounts allocated to an individual medical account as defined in Code Section 41 5(l)(2) and amounts attributable to post-retirement medical benefits allocated to the separate account of a "key employee," as described in Code Section 41 9A(d)(3) maintained by the Employer or an Affiliate.

         "Basic Before-Tax Contributions" and "Supplemental Before-Tax Contributions" mean, with respect to a Participant, the contributions made on behalf of such Participant by the Employer as described in Section 3.2 and, with respect to the Employer, the sum of all such contributions made on behalf of all Participants. "Before-Tax Contributions" means, with respect to a Participant, the sum of the Basic Before-Tax Contributions and the Supplemental Before-Tax Contributions made on behalf of such Participant by the Employer as described in
Section 3.2 and, with respect to the Employer, the sum of all such contributions made on behalf of all Participants.

         "Business Day" means each day on which the Federal Reserve, the New York Stock Exchange and the Trustee are open for business, or if different and to the extent applicable, each day as of which trades are recognized under the rules governing an investment fund of the Plan.

         "Code" means the Internal Revenue Code of 1986, as from time to time amended.

         "Committee" means the plan administrator and named fiduciary appointed pursuant to Section 8.1.

         "Company" means CLARCOR Inc., a Delaware corporation, a predecessor of such corporation, or any successor to it in ownership of all or substantially all of its assets.

         "Compensation" means a Participant's "Considered Compensation" or "Total Compensation," as follows:

                 (a) "Considered Compensation" is the Participant's Total Compensation for the Plan Year paid while he was an Active Participant but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and welfare benefits; provided, however, that Considered Compensation shall not include any amount in excess of $205,000 as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401 (a)( I 7)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                 (b) "Total Compensation" for a period is the Participant's wages as defined in Code Section 340 1(a) for purposes of income tax withholding at the source, and all other payments of compensation to the Participant by the Employer for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051 (a)(3) and 6052, but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed; but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant; but including amounts excluded from the Participant's income for the period under Code Sections 125, 402(e)(3), 402(g)(3), 402(h) and 457.

         "Defined Contribution Dollar Limitation" means an amount equal to $41,000 (as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d)), prorated for any Limitation Year of less than 12 months.

         "Eligible Employee" means any employee of the Employer (including those employees so identified pursuant to an Appendix of this Plan) but excluding: (i) any employee who accrues a benefit during the Plan Year under the CLARCOR Inc. Pension Plan, (ii) the Chief Financial Officer serving as such on the effective date of this Plan, (iii) any employee who is a nonresident alien who receives no earned income from the Employer which constitutes income from services within the United States, (iv) any employee who is a Member of a Collective Bargaining Unit, and (v) any employee who is an individual providing services to the Employer in the capacity of, or who is or was designated by the Employer as, a Leased Employee or an independent contractor.

         "Employer" means the Company and any Affiliate which adopts this Plan pursuant to Article 12.

         "Employment Commencement Date" means the first date on which an individual performs duties for the Employer or an Affiliate as an employee; provided that in the case of an employee who returns to service following his Severance Date, the employee's "Employment Commencement Date" is the first date on which he performs duties for the Employer or an Affiliate as an employee following such Severance Date.

         "Entry Date" means the first day of each payroll period.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         "Excess Forfeiture Suspense Account" is the account described in
Section 4.9.

         "Excess Tentative Employer Contribution" is the excess contribution described in Section 4.12.

         "Five-Percent Owner" means an employee described in Code Section 416(i)(1).

         "Highly Compensated Employee" means an employee of the Employer or an Affiliate who:

                 (a) was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year; or

                 (b) received Total Compensation in excess of $90,000 (as adjusted for increases in the cost of living by the Secretary of the Treasury) during the preceding Plan Year and was among the top 20% of the employees (disregarding those employees excludable under Code Section 414(q)(5) when ranked on the basis of Total Compensation paid for that year).

         To the extent required by Code Section 41 4(q)(6), a former employee who was a Highly Compensated Employee when he separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

         "Hour of Service" is defined in the Part-Time Employee Appendix.

         "Individual Beneficiary" means a natural person designated by the Participant in accordance with Section 6.3 to receive all or any portion of the amounts remaining in the Participant's Accounts at the time of the Participant's death. "Individual Beneficiary" also means a natural person who is a beneficiary of a trust designated by the Participant in accordance with Section 6.3 to receive all or a portion of such amount, provided the trust complies with the requirements of Code Section 401 (a)(9) and regulations promulgated thereunder.

         "Leased Employee" means any individual who is not carried on the payroll of the Employer or an Affiliate and who provides services for the Employer or an Affiliate if:

                 (a) such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person ("leasing organization");

                 (b) such individual has performed such services for the Employer or an Affiliate (or a related person within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year; and

                 (c) such services have been performed under the primary direction or control of the Employer or an Affiliate.

                 Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. To the extent and for the purposes required by Code Sections 414(n) and (o), a Leased Employee shall be deemed to be an employee of the Employer, unless:

                         (i) he is covered by a money purchase pension plan providing:

                                  (A) a nonintegrated employer contribution rate
                 of at least 10 percent of compensation, as defined in Code
                 Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b),

                                  (B) immediate participation, and

                                  (C) full and immediate vesting; and

                         (ii) Leased Employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce.

         "Limitation Year" means the Plan Year.

         "Matching Employer Contributions" means the contributions described in
Section 3.4.

         "Member of a Collective Bargaining Unit" means any employee who is included in a collective bargaining unit and whose terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee. It is acknowledged that the collective bargaining agreement covering hourly employees of the Hayward, California Purolator Products Group Plant expressly provides for participation under the Plan, and therefore such employees are not Members of a Collective Bargaining Unit (as defined under the Plan) hereunder for so long as such collective bargaining agreement so provides.

         "Non-Highly Compensated Employee" means, for any Plan Year, any employee of the Employer or Affiliate who was not a Highly Compensated Employee for such Plan Year.

         "Normal Retirement Date" means a Participant's 60th birthday.

         "One-Percent Owner" means an employee described in Code Section 4l6(i)(I).

         "One-Year Break In Service" is a one-year period, commencing on an employee's Severance Date, during which such employee does not perform duties for the Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, absences shall be disregarded if the employee otherwise would normally have been credited with service but for the employee's absence on a maternity or patemity absence. No more than one year of absence on a single maternity or paternity absence shall be so disregarded. A maternity or paternity absence is an absence from work:

                 (a)     by reason of pregnancy of the employee;

                 (b)     by reason of the birth of a child of the employee;

                 (c) by reason of the placement of a child with the employee in connection with the adoption of such child by the employee; or

                 (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Any employee requesting such credit shall promptly furnish the Committee such information as the Committee requires to show that the absence from work is a maternity or paternity absence, and the number of days for which there was such an absence.

         For Part-Time Employees, a "One Year Break in Service" is defined in the Part-Time Employee Appendix.

         "Participant" means:

                 (a) a current employee of the Employer or an Affiliate who has become a Participant in the Plan pursuant to Section 2.1 or;

                 (b) a former employee for whose benefit an Account in the Trust Fund is maintained.

         "Part-Time Employee" means an Eligible Employee who either (i) customarily works less than thirty (30) hours per week or (ii) is a Temporary Employee.

         "Plan" means this CLARCOR 401(k) Plan.

         "Plan Year" means a 12-month period beginning on January 1 and ending on December 31. References to specific Plan Years are made herein by reference to the calendar year of the first day of the Plan Year.

         "Prior Plan" means the CLARCOR 40 1(k) Retirement Savings Plan.

         "Prior Plan Matching Account" is defined in the Transferred Account Appendix.

         "Provisional Annual Addition" is the amount described in Section 4.8.

         "Qualified Military Service" means the performance of duty on a voluntary or involuntary basis in the Uniformed Services of the United States by an Eligible Employee provided he is reemployed by the Employer or an Affiliate within the applicable time period specified in Chapter 43 of Title 38 of the United States Code (Employment and Reemployment Rights of Members of the Uniformed Services) and the total length of all such absences does not exceed the maximum specified by law for the retention of reemployment rights. The term

"Uniformed Services of the United States" means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, or full-time duty in the commissioned corps of the Public Health Service.

         "Required Beginning Date" means:

                 (a) for a Participant who is not a Five-Percent Owner, the later of April 1 following the calendar year in which the Participant attains age 70'/2 or April 1 of the calendar year following the calendar year in which the Participant terminates employment; or

                 (b) for a Participant who is a Five-Percent Owner with respect to the Plan Year in which he attains age 70-1/4, the April 1 following the calendar year in which the Participant attains age 70-1/4.

         "Rollover Account" means the individual Account established pursuant to
Article 4 representing a Participant's allocable share of the Trust Fund attributable to Rollover Contributions.

         "Rollover Contribution" means:

                 (a) Direct Rollovers: All or a portion of a direct rollover of an eligible rollover distribution from a qualified plan described in Code
Section 401(a) or 403(a), other than after-tax employee contributions; an annuity contract described in Code Section 403(b), other than after-tax employee contributions; and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

                 (b) Participant Rollover Contributions from Other Plans: All or a portion of an employee contribution of an eligible rollover distribution from a qualified plan described in Code Section 401(a) or 403(a); an annuity contract described in Code Section 403(b); and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and which is rolled over by the employee to this Plan within 60 days following his receipt thereof.

                 (c) Participant Rollover Contributions from IRAs: An employee rollover contribution of all or the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

         "Severance Date" for an employee is the earlier of:

                 (a) the date on which he quits, retires, dies or is discharged; or

                 (b) the first day following any one-year period during which he performed no duties for the Employer and all Affiliates, except that for an employee on an approved leave of absence which exceeds 12 months, the Severance Date shall be the last day of such leave, unless the employee immediately returns to work following such leave.

         "Temporary Employee" means an individual hired by the Employer or an Affiliate or through an outside agency or contractor for an indefinite period anticipated to be of short duration.

         "Tentative Employer Contribution" is the contribution described in
Section 3.1.

         "Trust" or "Trust Fund" means the Trust established in accordance with
Article 9.

         "Trustee" means the Trustee or Trustees under the Trust referred to in
Article 9.

         "Valuation Date" means each Business Day as of which the value of each Account shall be determined.

         "Year of Service" is a unit of service credited to an employee for purposes of determining an employee's eligibility to participate in the Plan and the percentage of the balance in a Participant's Matching Account (including any Prior Plan Matching Account under the Transferred Account Appendix) which is nonforfeitable. An employee who is reemployed shall retain service credited to him in his previous employment with the Employer or an Affiliate, except as otherwise provided in the Plan.

                 (a) An employee shall be credited with one Year of Service for each full year in the period commencing on his Employment Commencement Date and ending on his Severance Date. An employee shall also be credited with 1/365 of a Year of Service for each additional day in such period for which he did not receive credit pursuant to the preceding sentence.

                 (b) A former employee who is reemployed and who performs duties for the Employer or an Affiliate within one year after the date he last performed duties for the Employer or an Affiliate shall also be credited with 1/3 65 of a Year of Service for each day in the period commencing on his Severance Date and ending on his Employment Commencement Date following such Severance Date.

         For Part-Time Employees, "Year of Service" is defined in the Part-Time Employee Appendix.

         1.6 Internal Revenue Service Approval. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service does not issue an initial determination letter stating that the Plan and Trust are qualified under Code Sections 401 and 501, all contributions made by the Employer, as adjusted by the net earnings or losses thereon, shall be returned to it by the Trustee and the Plan and Trust shall thereupon terminate. No Participant shall have any right or claim to any asset of the Trust Fund or any benefit under the Plan before such a determination letter has been issued.

                                    ARTICLE 2

                          ELIGIBILITY AXD PARTICIPATION

         2.1     Eligibility Requirements.

                 (a) Every Eligible Employee, other than a Part-Time Employee, who is not eligible under subsection (b) below shall first be eligible to participate, if he is then employed by the Employer, on the Entry Date coinciding with or next following the later of:

                         (i) the date on which he has completed three months of service for the Employer or an Affiliate, or

                         (ii) his 21st birthday.

For this purpose, a Participant shall have completed "three months of service" if he is continuously employed from his Employment Commencement Date through the three-month anniversary of his Employment Commencement Date.

                 (b) Any former employee of the Employer or an Affiliate who was a Participant, other than a Part-Time Employee, and is reemployed by the Employer as an Eligible Employee, shall be eligible to participate immediately as of the date of such reemployment if such employee:

                         (i)  has not incurred a One-Year Break in Service; or

                         (ii) had a nonforfeitable right to any part of the balance in his Matching Account (including any Prior Plan Matching Account under the Transferred Account Appendix) on the date his most recent employment with the Employer and all Affiliates terminated; or

                         (iii) has attained age 21 and has incurred a One-Year Break in Service, but the number of years and portions thereof in the period after the employee's Severance Date and before he next performs duties for the Employer or an Affiliate is less than the greater of 5 or the aggregate number of Years of Service and portions thereof before such One-Year Break in Service (excluding any Years of Service and portions thereof previously disregarded).

                 (c) Notwithstanding any provision of this Plan to the contrary, any individual who was providing services to the Employer in the capacity of, or who was designated by the Employer as, an independent contractor or a Leased Employee, and who is subsequently reclassified as an Eligible Employee for the purposes of this Plan (regardless of whether such reclassification is retrospective or prospective), shall be eligible to participate in the Plan on a prospective basis only from the date of the re-classification and shall not have any retroactive claim for benefits.

                 (d) For Part-Time Employees, see the Part-Time Employee
Appendix.

         2.2 Enrollment Form. Each Eligible Employee shall execute and file with the Committee an enrollment form signifying his election to become a Participant and specifying the rate of his contributions pursuant to Section 3.2. Subject to such rules as shall be prescribed by the Committee, an Eligible Employee who has met the eligibility requirements of Section 2.1 shall become a Participant as of the Entry Date coinciding with or next following the date on which such eligibility requirements are met.

         2.3 Leaves of Absence. During the period that any Participant is granted a leave of absence, he shall share in the Matching Employer Contributions, forfeitures, and the net earnings or losses of the Trust Fund in the same manner and subject to the same conditions as if he were not on leave of absence. Any such leave of absence must be requested and granted in writing and pursuant to the Employer's established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees. For Part-Time Employees, see the Part-Time Employee Appendix.

         2.4 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

                                    ARTICLE 3

                                  CONTRIBUTIONS

         3.1 Employer Contributions. Subject to the right reserved to the Employer to alter, amend or discontinue this Plan and the Trust, the Employer shall for each Plan Year contribute to the Trust Fund an amount equal to the sum of:
                 (a)     the Before-Tax Contribution; and

                 (b)     the Matching Employer Contribution.

Such sum, which is known as the "Tentative Employer Contribution," shall be reduced by an amount equal to the Excess Tentative Employer Contribution (as provided in Section 4.9 provided that in no event shall the Tentative Employer Contribution, as reduced by the Excess Tentative Employer Contribution, exceed the amount deductible by the Employer for said year for federal income tax purposes.

         3.2 Before-Tax Contributions.

                 (a) Subject to the provisions of Section 3.1 and ~~jonj~, each Active Participant may for each payroll period elect to have the Employer make a Basic Before-Tax Contribution on his behalf in an amount not in excess of 5% (stated in one-quarter percentages) of his Considered Compensation. Each Active Participant who elects to make the maximum Basic Before-Tax Contribution may in addition to his Basic Before-Tax Contribution elect to have the Employer make a Supplemental Before-Tax Contribution on his behalf in an amount not in excess of 45% (stated in one-quarter percentages) of his Considered Compensation.

                 (b) Any election under subsection 3.2(a) above shall be effected by payroll deductions, and shall be deemed to be a continuing election until changed by the Participant. An Active Participant may change his election from time to time by either filing written notice with the Committee or by utilizing any other system approved by the Committee, subject to such limitations and conditions as the Committee shall prescribe. Any such election may either discontinue or change such contributions effective as of the next succeeding payroll period by which it is administratively feasible to process the request.

                 (c) Any limitation under subsection 3.2(a) to the contrary notwithstanding, all employees who are eligible to make Before-Tax Contributions under this Plan and who will have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v), which shall be treated as Supplemental Before-Tax Contributions.

                 (d) The amount of the Before-Tax Contributions, including any catch-up contributions, to be made pursuant to a Participant's election shall reduce the compensation otherwise payable to him by the Employer.

         3.3     Limitations on Before-Tax Contributions.

                 (a) In no event shall a Participant's Before-Tax Contributions during any calendar year (other than catch-up contributions) exceed the dollar limitation in effect under Code Section 402(g) at the beginning of such calendar year; provided, however that contributions made under Section 2.4 shall be subject to such limitation for the year to which they relate instead of the year they are actually made. If a Participant's Before-Tax Contributions, together with any additional elective contributions to any other qualified cash or deferred arrangement, and any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed such dollar limitation for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of the following year; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year.

                 (b) Notwithstanding anything in the foregoing to the contrary, catch-up contributions under subsection 3.2(c) shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(1 1), 401(k)(12), 410(b), or 416, as applicable, by reason of any such catch-up contributions. Participants who are eligible to make catch-up contributions under subsection 3.2(c), and whose Before-Tax Contribution elections would cause their Before-Tax Contributions to exceed the Code Section 402(g) dollar limitation then in effect, shall be deemed to have elected to make catch-up contributions up to the maximum permitted under Code
Section 4 14(v) and their Before-Tax Contribution elections.

                 (c) The Plan is intended to satisfy the nondiscrimination requirements of Code Section 401(k)(3)(A)(ii) pursuant to the alternative method under Code Section 401(k)(12). In accordance therewith, from and after the effective date of the Plan set forth in ~ the Employer shall make such Matching Employer Contributions set forth in Section 3 4 and shall comply with such notice and explanation procedures as shall be prescribed by applicable Treasury Regulations or other official guidance of general applicability.

                 (d) Net earnings or losses to be refunded with the excess Before-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. The net earnings or losses allocable to the excess Before-Tax Contributions for the Plan Year shall be determined in the manner set forth in Article 4.

                 (e) The amount of each Participant's Basic Before-Tax Contribution and Supplemental Before-Tax Contribution is also subject to the provisions of Sections 4.9. For the purpose of avoiding the necessity of adjustments pursuant to this Section 3.3 or ~c!jopA.Q, orto comply w'ith any applicable law or regulation, the Committee may adopt such rules as it deems necessary or desirable to:

                         (i) impose limitations during a Plan Year on the percentage or amount of Before-Tax Contributions elected by Participants pursuant to Section 3.2; or

                         (ii) increase during a Plan Year the percentage of Considered Compensation with respect to which a Participant may elect a Before-Tax Contribution for the purpose of providing Participants with the opportunity to increase their Before-Tax Contributions within the limitations of this Section 3.3.

         3.4 Matching Employer Contribution. Subject to the provisions of
Section 3.1, each Employer shall pay to the Trustee for each Plan Year for each Active Participant an amount which, when added to the forfeitures of such Employer's Matching Employer Contributions for the Plan Year, shall be known as the "Matching Employer Contribution," equal to the sum of:

                 (a) 100% of the amount of the Participant's Basic Before-Tax Contributions that does not exceed 3% of such Participant's Considered Compensation, plus

                 (b) 50% of the amount of the Participant's Basic Before-Tax Contributions that exceeds 3%, but does not exceed 5%, of such Participant's Considered Compensation.

                 The amount of each Participant's Matching Employer Contribution is subject to the provisions of Section 4.9.

         3.5 Rollover Contribution.

                 (a) A Rollover Contribution may be rolled over in cash to the Trust Fund for the benefit of a Participant with the permission of the Committee. Prior to accepting any rollover which is intended to be a Rollover Contribution, the Committee may require the Participant to establish that the amount to be rolled over meets the definition of a Rollover Contribution and any other limitations of the Code applicable to such rollovers.

                 (b) An Eligible Employee who is not eligible to participate in the Plan solely by reason of failing to meet the eligibility requirements of
Article 2 and who reasonably expects to become a Participant when such requirements are met, may be a Participant in the Plan solely for the limited purpose of making a Rollover Contribution, selecting investment options in accordance with Section 4.2, and the withdrawal of Rollover Contributions in accordance with subsection 3.5(e) below, subject to the same conditions as any other Participant.

                 (c) If the Committee determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact constitute a Rollover Contribution as defined in
    ~jofl.5 the amount of such Rollover Contribution and any earnings thereon shall be returned to the Participant.

                 (d) Each Participant's Rollover Contribution shall be credited to his Rollover Account as of the Valuation Date coinciding with or next succeeding the date on which such amount is received by the Trustee, and invested in accordance with Section 4.2. A Participant's Rollover Account shall be fully vested and nonforfeitable.

                 (e) Amounts may be distributed from a Participant's Rollover Account under the same terms and conditions and subject to the same restrictions as apply to withdrawals or distributions of a Participant's Before-Tax Account pursuant to Articles 5 and 6; provided, upon request of the Participant, the Committee shall direct payment to such Participant at any time of any amount not in excess of the balance of his Rollover Account on the Valuation Date coinciding with or immediately preceding such Committee action, provided, however, that the minimum withdrawal shall be at least $100, or the Participant's entire balance of his Rollover Account, whichever is less.

                                    ARTICLE 4

                      ACCOUNTING PROVISIONS AND ALLOCATIONS

         4.1 Participant's Accounts. For each Participant there shall be maintained as appropriate a separate Before-Tax Account, Matching Account and Rollover Account. Each Account shall be credited with the amount of contributions, forfeitures, interest and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals and losses of the Trust Fund allocated to such Account.

         4.2 Investment Funds.

                 (a) The Trust Fund shall be divided into separate investment funds, including a Company Stock Fund, (each a "Fund") as provided in this
Section 4.2. The Company Stock Fund shall be invested in common stock of the Company. Such stock shall be acquired by the Trustee from the Company or on the open market at such times as the Committee may direct. Each Fund as may from time to time be established shall be a common fund in which each Participant shall have an undivided interest in the respective assets of the Fund; provided all loans made pursuant to Article 6 shall, together with any income or expense of such loans, be accounted for separately and will not be included in any of the adjustments resulting from the application of this Section 4.2. Except as otherwise provided, the value of each Participant's Accounts in such Funds shall be measured by the proportion that the net credits to his Accounts bear to the total net credits to the Accounts of all Participants and beneficiaries as of the date that such share is being determined. For purposes of allocation of income and valuation, each Fund shall be considered separately. No Fund shall share in the gains and losses of any other, and no Fund shall be valued by taking into account any assets or distributions from any other.

                 (b) Each Fund shall be established and invested by the Trustee in accordance with investment policies determined, or as the Trustee may be directed, from time to time by the Committee. The Committee may from time to time also direct that Funds be terminated or added or that Funds with similar investment objectives be consolidated.

                 (c) Participant investment elections shall be made as follows:

                         (i) A Participant may from time to time elect to have all contributions to his Accounts credited in a percentage in increments of 1% to one or more of the Funds. All future contributions to his Accounts shall be credited to such Funds in accordance with such election.

                         (ii) Subject to any restriction on transfers which results from the investment medium chosen for a Fund, a Participant may elect to transfer a percentage in increments of 1% of his Accounts held in any Fund to one or more different Funds. Loans or repayments made pursuant to Article 6 shall be treated as transfers to and from various Funds in accordance with uniform rules established by the Committee.

                         (iii) Elections under this Section shall be made by filing with the Committee a written form required thereby or by utilizing the telephone voice system or any other system approved by the Committee. Such election must be made at such times and in accordance with procedures and limitations established by the Committee. If a Participant fails to make a valid election for any year, the prior year's election shall remain in effect or, in the case of a new Participant who fails to make a valid election, all contributions shall be invested in the intermediate term U.S. Treasury securities fixed-income fund or the fund most similar to such a fund.

                 (d) Wherever in this Section 4.2 the term "Participant" is used, it shall be deemed to include, where applicable, (i) the beneficiary of a deceased Participant who is entitled to any portion of the deceased Participant's Accounts, and (ii) an alternate payee under a qualified domestic relations order described in Code Section 414(p).

                 (e) The Plan is intended to constitute a plan described in
Section 404(c) of the Employee Retirement Income Security Act and 29 C.F.R.
Section 2550.404c-1. To the extent permitted by law, the fiduciary of the Plan shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by any Participant.

         4.3 Allocation Procedure.

                 (a)     As of each Valuation Date, the Committee shall:

                         (i) first, allocate the net earnings or losses of the Trust Fund pursuant to Section 4.5; and

                         (ii) second, allocate Before-Tax Contributions pursuant to Section 4.6; and

                         (iii)    third, allocate Matching Employer
         Contributions pursuant to Section 4.7; and

                         (iv) fourth, allocate Rollover Contributions pursuant to Section 3.5;

each to the extent they have been contributed to the Trust since the most recent Valuation Date; provided for Part-Time Employees, see the Part-Time Employee Appendix.

                 (b) All contributions to the Trust made by or on behalf of a Participant shall be deposited in the form of cash or other acceptable assets in the Trust Fund as soon as practicable, but in the case of Before-Tax Contributions not later than fifteen business days following the last day of the calendar month in which such contributions are received by the Employer either directly or via payroll deduction, and shall be credited to the appropriate Accounts of such Participant as of the Valuation Date received by the Trust Fund; provided that, any contributions made with respect to a Plan Year must be credited to the appropriate Accounts of such Participant not later than as of the last day of such Plan Year. All contributions to the Trust shall be credited at the values determined as of the date received by the Trust Fund.

         4.4 Determination of Value of Trust Fund. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust Fund (excluding loans made pursuant to Article 6 . Net earnings or losses shall reflect accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administrative expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed as to the difference between value as of the preceding Valuation Date or date of purchase, whichever is later, and the value as of the date of disposition or the current Valuation Date, whichever is earlier. To the extent any assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, net earnings or losses attributable to the investments shall be determined in accordance with the procedures of those investment media.

         4.5 Allocation of Net Earnings or Losses. As of each Valuation Date the net earnings or losses of each separate investment Fund of the Trust Fund since the prior Valuation Date shall be allocated to the Accounts (excluding loans made pursuant to Article 6) of all Participants (or beneficiaries of deceased Participants) having credits in the Fund both on such Valuation Date and the prior Valuation Date. Such allocation shall be in the ratio that:

                 (a) the net credits to each such Account of each such Participant on the prior Valuation Date, less the total amount of any distributions or loans from such Account to such Participant since the prior Valuation Date, bears to

                 (b) the total net credits to all such Accounts of all Participants on the prior Valuation Date, less the total amount of distributions or loans from all such Accounts to all Participants since the prior Valuation Date.

Notwithstanding the foregoing, to the extent the assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be allocated to the Accounts of Participants or beneficiaries on the basis of the balances of such Accounts but in accordance with the procedures of the respective investment media in which such assets are invested.

         4.6 Allocation of Before-Tax Contributions. As of each Valuation Date, the Before-Tax Contributions (including any catch-up contribution) made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant's Before-Tax Account.

         4.7 Allocation of Matching Employer Contributions. As of each Valuation Date, the Matching Employer Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to the Matching Account of such Participant in accordance with Section 3.4.

         4.8 Provisional Annual Addition. The sum of the amounts allocated to the Accounts of each Participant pursuant to Sections 4.6 and 4.7 for a Plan Year shall be known as the "Provisional Annual Addition" and shall be subject to the limitation on Annual Additions in Section 4.9.

         4.9 Limitation on Annual Additions.

                 (a) For the purpose of complying with the restrictions on Annual Additions to defined contribution plans imposed by Code Section 415, for each Participant who has made

Before-Tax Contributions during the Plan Year, there shall be computed a Maximum Annual Addition, which except as provided under subsection 3.2(c) and Code
Section 4 14(v), if applicable, shall be the lesser of:

                         (i)      100% of his Total Compensation for the Plan
                 Year; or

                         (ii) the Defined Contribution Dollar Limitation for the Plan Year.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month-period, the Maximum Annual Addition shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

The limitation under subsection 4.9(a) shall not apply to any contribution for medical benefits within the meaning of Code Section 41 9A(f)(2) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an annual addition under Code Section 41 5(l)(2).

                 (b) If the Maximum Annual Addition for a Participant equals or exceeds the Provisional Annual Addition for that Participant, an amount equal to the Provisional Annual Addition shall be allocated to the Participant's respective Accounts.

                 (c) If the Provisional Annual Addition exceeds the Maximum Annual Addition for that Participant, the Provisional Annual Addition shall be reduced as set forth below until the Provisional Annual Addition as so reduced equals the Maximum Annual Addition for such Participant by reducing, in the following order:

                                  (i)     the Supplemental Before-Tax
                 Contributions, and

                                  (ii) the Basic Before-Tax Contributions and Matching Employer Contributions, proportionately.

The Provisional Annual Addition remaining after such reductions shall be allocated to the Participant's respective Accounts, and any excess shall be refunded or be a forfeiture, as the case may be, pursuant to subsection 4.9(f).

                 (d) The "Excess Tentative Employer Contribution" is an amount equal to the sum of the reductions in the Tentative Employer Contribution allocable to the Accounts of Participants pursuant to subsection 4.9(c) above.

                 (e) Contributions made under Section 2.4 shall be treated as Annual Additions for the Plan Year to which they relate instead of the Plan Year when they are actually made.

                 (f) Notwithstanding anything to the contrary in this Plan, any Before-Tax Contributions reduced in accordance with subsection 4.9(c) shall be distributed to the Participant with allocable earnings in accordance with Treasury Regulation Section 1.41 5-6(b)(6)(iv),

Matching Employer Contributions reduced in accordance with subsection 4.9(c) above shall be held in a suspense account and used to reduce the Matching Employer Contribution described in iopi4, as applicable, in the next succeeding Plan Year (and as such will be subject to the limitations of this Section 4.9 for such Plan Year).

                                    ARTICLE 5

                       AMOUNT OF PAYMENTS TO PARTICIPANTS

         5.1 General Rule.

                 (a) Upon the retirement, disability, resignation or dismissal of a Participant or upon a Participant's Required Beginning Date, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund an amount equal to the Participant's Before-Tax Account, Matching Account and Rollover Account, as of the Valuation Date coinciding with or next succeeding the date on which the election to receive such distribution is made.

                 (b) The time and manner of distribution of a Participant's Accounts shall be determined in accordance with Article 6.

         5.2 Normal Retirement. Any Participant may retire on or after his Normal Retirement Date. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.

         5.3 Death. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, the Participant's Accounts shall be payable in accordance with Section 6.2, subject to the provisions of Section 6.13.

         5.4 Disability.

                 (a) As of the date any Participant shall have become totally and permanently disabled because of physical or mental infirmity while in the employ of the Employer or an Affiliate and his employment shall have terminated, the Participant's Accounts shall be payable in accordance with ~c!iofi~i, subject to the provisions of Section 6.14.

                 (b) A Participant shall be deemed totally and permanently disabled if he has been determined to be totally disabled by the Social Security Administration or under the Employer's long term disability plan; provided, however, that disability hereunder shall not include any disability incurred or resulting from the Participant having engaged in a criminal enterprise, or any disability consisting of or resulting from the Participant's addiction to narcotics or an intentionally self-inflicted injury.

                 (c) A Participant who is totally and permanently disabled pursuant to subsection (b) may continue to participate in the Plan by making contributions to the Plan from his short-term disability payments.

         5.5 Vesting. A Participant's interest in his Before-Tax Account, Matching Account and Rollover Account shall be nonforfeitable at all times.

                                    ARTICLE 6

                                  DISTRIBUTIONS

         6.1 Commencement and Form of Distributions.

                 (a) Distribution of a Participant's Accounts in the Trust Fund following termination of employment with the Employer and all Affiliates shall commence on or as soon as practicable after the first to occur of:

                         (i) the date set forth in the Participant's request for distribution; provided that such date is not earlier than the date on which he is entitled to a distribution, the Committee has notified the Participant of the availability of such distribution in a manner that would satisfy the notice requirements of Section 1.411(a)-11(c) of the Treasury Regulations, and such notification is given not more than 90 days prior to the distribution date requested by the Participant; provided, further, that such distribution may commence less than 30 days after the date the notice required under Section 1.411(a)-I 1(c) of the Treasury Regulations is given if:

                                  (A) the Committee clearly informs the
                 Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

                                  (B) the Participant, after receiving the
                 notice, affirmatively elects a distribution; or

                         (ii) the 60th day after the close of the later of the Plan Year in which the Participant attains his Normal Retirement Age or terminates employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date.

                 (b) In all events, distribution to a Participant during his lifetime shall commence no later than the Required Beginning Date in accordance with Section 6.13.

                 (c) The Accounts which are distributable to a Participant who has terminated employment with the Employer and all Affiliates shall be distributed in one or both of the following ways, as the Participant may request by filing such notice as shall be prescribed by the Committee, and in accordance with applicable laws and regulations:

                         (i)      by payment in a single sum; or

                         (ii) by a direct rollover to an "eligible retirement plan" in accordance with Section 6.12.

                 (d) Notwithstanding anything in this Section 6.1 to the contrary, if a Participant has terminated employment with the Employer and all Affiliates, and if the nonforfeitable balance of such Participant's Accounts does not exceed $5,000 at the time a distribution is to be made from the Plan and distribution pursuant to this Section 6.1 has not otherwise commenced, the Committee shall direct the Trustee to distribute such amount in a lump sum payment to the individual so entitled and the payment thereof shall be in full satisfaction of any liability of the Trust to such individual; provided, the Participant's Account balance may be determined without regard to the portion of the Account balance that is attributable to Rollover Contributions set forth at Section 3.5.(and any earnings allocable to the Rollover Contributions). Any Participant whose nonforfeitable balance in his Accounts is 0% shall be deemed to have received a lump sum payment upon termination of employment. A Participant may request by filing such notice as shall be prescribed by the Committee, and in accordance with applicable laws and regulations, a direct rollover of such single sum distribution to an eligible retirement plan in accordance with Section 6.12.

                 (e) Notwithstanding anything in this Section 6.1 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained.

         6.2 Distributions to Beneficiaries. The balance of a deceased Participant's Accounts which is distributable to a beneficiary shall be paid in a single sum not later than the date set forth at Section 6.13.

         6.3 Beneficiary Designations.

                 (a) Unless a Participant has effectively elected otherwise in accordance with this Section 6.3, the distributable balance of a deceased Participant's Accounts shall be paid to his surviving spouse.

                 (b) The distributable balance of a deceased Participant's Accounts shall be distributed to the persons effectively designated by the Participant as his beneficiaries. To be effective, the designation shall be filed with the Committee in such written form as the Committee requires and may include successive contingent beneficiaries; provided that any designation by a Participant who is married at the time of his death or, if earlier, the date his benefit payments commence, that fails to name the Participant's surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific nonspouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall be irrevocable with respect to such beneficiary designation. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Committee that the consent of the Participant's spouse could not be obtained because there is no spouse, such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his beneficiary designation at any time by filing with the Committee a new beneficiary designation (with such spousal consent as may be required).

                 (c) If a Participant dies, and to the knowledge of the Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him, the distributable portion of the Participant's Accounts shall be paid in equal shares where applicable to the first surviving class of the following classes of successive beneficiaries:

                         (i)      the surviving spouse of such Participant;

                         (ii)     the Participant's surviving children;

                         (iii)    the Participant's surviving parents;

                         (iv) the Participant's surviving brothers and sisters; or

                         (v) the executor or administrator of the Participant's estate.

                 (d) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Accounts shall be paid:

                         (i) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the Participant in accordance with such designation; or

                         (ii) if no such beneficiary has been named, to the executor or administrator of the beneficiary's estate, or to such other individual or individuals who are related to the deceased beneficiary as shall be determined by the Committee in its sole discretion.

                 (e) For all purposes under the Plan, a Domestic Partner of a Hayward Participant shall be regarded as the Participant's spouse. A "Domestic Partner" of a "Hayward Participant" is an individual domestic partner of a Hayward Participant under a domestic partnership registered with the City of San Francisco, California pursuant to applicable ordinance or with such other governmental body pursuant to State or local law authorizing such registration, and which domestic partnership has not ended by any manner other than the death of either domestic partner. A "Hayward Participant" is a Participant who is employed at the Company's Purolator Filtration Hayward, California facility during such Domestic Partnership.

         6.4 Deferred Distributions. If distribution is made to a Participant or to the beneficiary of a deceased Participant is deferred, the undistributed nonforfeitable balance shall share in the net earnings or losses (including the net adjustments in the value of the Trust Fund) as provided in Section 4.5.

         6.5 Form of Elections and Applications for Benefits. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is:

                 (a) made on such form, if any, as the Committee may prescribe for such purpose;

                 (b)     signed by the Participant and, if required by
                         Section 6.3, by the Participant's spouse; and

                 (c)     filed with the Committee.

         6.6 Distribution from Company Stock Fund. In the event a Participant's Accounts are to be distributed in a lump sum, the Participant may elect to receive the portion invested in the Company Stock Fund in shares of stock. Such request must be received at least 15 days prior to the date of distribution. Partial distributions, loans and hardship withdrawals shall be made in cash. Distributions of Company common stock shall be in whole shares only, and any fractional share shall be distributed in cash.

         6.7 Unclaimed Distributions. In the event any distribution cannot be made because the person entitled thereto cannot be located and the distribution remains unclaimed for 2 years after the distribution date established by the Committee, then such amount shall be treated as a forfeiture and allocated in accordance with Section 4.9. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the Participant's Accounts as follows:

                 (a) If a Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, and before distribution of the nonforfeitable portion of his Accounts, the amount of the forfeiture shall be restored to his Before-Tax Account or Matching Account (or both), as the case may be, as of the last day of the Plan Year in which he is reemployed.

                 (b) Amounts restored to a Participant's Accounts above shall be deducted from the forfeitures which otherwise would be allocable for the Plan Year in which such reemployment or repayment occurs or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

                 (c) Any forfeiture above of a Prior Plan Matching Account (described in the Transferred Account Appendix) shall be restored as provided in such Appendix.

         6.8 Loans.

                 (a) Upon the submission by the Participant of a written loan application form as prescribed by the Committee, or by utilizing any other system approved by the Committee, the Committee shall grant a loan to such Participant from his Accounts as hereafter provided; provided, however, that if the Committee reasonably believes that the Participant either does not intend to repay the loan or lacks proper financial ability to repay the loan, it shall not grant such a loan. A Participant shall not have more than one loan outstanding at any time.

                 (b) The amount of any loan shall not be less than $1,000 and shall not exceed 50% of the amount which the Participant would be entitled to receive from his Accounts if he had resigned from the service of the Employer and all Affiliates on the Valuation Date immediately preceding the date of such authorization; provided, however, that the amount of such loan (when added to the outstanding balance of all other loans to the Participant from the Plan) shall not exceed $50,000 reduced by the excess (if any) of:

                         (i) the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the day before the date on which such loan is made or modified; over

                         (ii) the outstanding balance of loans to the Participant from the Plan on the date on which such loan is made or modified.

                 (c) Such loans shall be made available on a reasonably equivalent basis to all Participants and beneficiaries who have nonforfeitable Account balances in the Plan and who either:

                         (i)  are active employees; or

                         (ii) are determined by the Committee to be "parties in interest" as that term is defined in Section 3(14) of ERISA, so long as the making of such loans does not discriminate in favor of Highly Compensated Employees.

                 (d) Loans shall be made and repaid on such terms and in accordance with such loan procedures as the Committee may prescribe (consistent with this Section 6.8), provided that any such loan shall be evidenced by a promissory note, shall bear interest on the unpaid balance thereof at a reasonable rate per annum to be set from time to time by the Committee that is commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be secured by the Participant's segregated loan account but in no event more than 50% of the Participant's nonforfeitable Account balances (determined as of the date of the loan) and such other security as the Committee in its discretion deems appropriate.

                 (e) Loans shall be an asset of the Participant's Accounts and shall be treated in the manner of a segregated account.

                 (f) A reasonable loan processing fee shall be charged to the Participant in connection with each loan application and a reasonable loan maintenance fee shall be charged for each year during which all or any portion of the loan remains outstanding.

                 (g) The funds needed to provide for the principal amount of the loan shall come from liquidation of the Funds in which the Participant's Accounts are invested, on a pro rata basis. Within each such Fund, the loan amount shall be withdrawn from the Participant's Accounts and liquidated according to the following schedule:

                         (i) first, from the Participant's Prior Plan After-Tax Account;

                         (ii) second, from the Participant's Rollover Account;

                         (iii) third, from the Participant's Before-Tax Account; and

                         (iv) fourth, equal amounts from the Participant's Matching Account and the vested portion of the Participant's Prior Plan Matching Account.

                 (h)     Repayment:

                         (i) Loans shall be repaid by the Participant by payroll deduction or any other method approved by the Committee that requires level amortization of principal and repayments not less frequently than quarterly. Such loans shall be repaid over a period not to exceed 5 years (or such longer commercially reasonable period of time as established by the Committee for loans used to acquire a principal residence of the Participant as determined under the applicable Code provisions) in accordance with procedures established by the Committee from time to time. The loan shall be amortized in substantially equal payments over the term of the loan.

                         (ii) Loan repayments may, however, be suspended during an authorized leave of absence of up to one year or until the date the loan matures, whichever is earlier.

                         (iii) Loan repayments may be suspended under this Plan as permitted under Code Section 4 14(u) during periods of Qualified Military Service.

                 (i) If, at the time benefits are to be distributed (or to commence being distributed) to a Participant with respect to a severance of employment or the death of the Participant, there remains any unpaid balance of a loan hereunder, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Accounts, unless the Participant or Beneficiary within a reasonable amount of time as determined by the Employer repays the outstanding loan balance plus accrued interest in its entirety, before any distribution of benefits is made. No loan shall be made or remain outstanding with respect to a Participant under this Section 6.8 after the time distributions to the Participant with respect to a severance of employment are to be paid.

                 (j)     Default:

                         (i) Default occurs when any payment of principal or interest is not made as set forth in the promissory note. In the event of a default, the Participant shall be given a reasonable opportunity to cure such default. The cure period shall end on the last day of the calendar quarter following the calendar quarter in which the required payment was due.

                         (ii) After the cure period has expired, if such default is not cured, the unpaid balance of the loan shall become due and payable and shall be treated as a deemed distribution to the Participant for income tax purposes in accordance with the applicable provisions of the Code. In no event shall the Committee charge the Participant's Accounts for any unpaid balance of such loan, together with any accrued but unpaid interest on the loan, unless the amount so applied otherwise could be distributed in accordance with the Plan.

         6.9 Withdrawals From Accounts Prior to Termination of Employment.

                 (a) A Participant who has attained age 59-1/4 may elect to withdraw from his Accounts, any amount not in excess of the nonforfeitable balance of such Accounts determined as of the Valuation Date coinciding with or immediately preceding the date of such withdrawal.

                 (b) A Participant who has not attained age 59-1/4 may withdraw all or a portion of his Before-Tax Account upon the determination by the Committee that he has incurred a financial hardship. Withdrawals on account of financial hardship shall not exceed the least of:

                         (i) The amount of funds needed to satisfy the immediate and heavy financial need, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

                         (ii) The balance of the Participant's Before-Tax Account as of the Valuation Date coinciding with or immediately preceding the date of the withdrawal; and

                         (iii) (A) the sum of the Participant's Before-Tax Account as of December 31, 1988 (under the Prior Plan) plus the Participant's Before-Tax Contributions and Prior Plan Before-Tax Contributions made on or after January 1, 1989, reduced by (B) the aggregate amount distributed from the Participant's Before-Tax Account on or after January 1, 1989.

                 (c) In any case where the Participant claims financial hardship, he shall submit a request for such distribution in accordance with procedures prescribed by the Committee. The Committee shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 6 9 and such determination shall be made in a uniform and nondiscriminatory manner. As used herein "financial hardship" means
(A) an immediate and heavy financial need and (B) the funds necessary to meet the Participant's needs are not reasonably available from his other resources. Earnings credited to the Before-Tax Account of the Participant may not be withdrawn.

                         (i) A distribution for any of the following expenses or events shall be deemed to constitute an immediate and heavy financial need:

                                  (A) expenses for medical care (as described in
                 Code Section 213(d)) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such care;

                                  (B) the purchase (excluding mortgage payments)
                 of a Participant's principal residence;

                                  (C) tuition and related educational fees
                 (including room and board) due for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents;

                                  (D) preventing foreclosure on or eviction from
                 the Participant's principal residence; or

                                  (E) any other event or expense deemed an
                 immediate and heavy financial need by the Internal Revenue Service.

                         (ii) Except as provided in subsection 6.9(c)(i), the determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need if the Participant demonstrates to the satisfaction of the Committee that all of the following requirements are satisfied:

                                  (A) the distribution is not in excess of the
                 amount of the immediate and heavy financial need of the Participant, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                                  (B) the Participant has obtained all
                 distributions (other than hardship distributions), and all nontaxable loans currently available under all of the plans maintained by the Employer or any Affiliate; and

                                  (C) the Participant shall not be permitted to
                 make any contributions to any retirement plan (other than mandatory employee contributions to a defined benefit plan) maintained by the Employer or any Affiliate for 6 months after receiving the hardship distribution.

                 (d) Any withdrawals under this Section 6.9 shall be made pro rata from the Funds in which the Participant's Accounts are invested.

         6.10 Facility of Payment. When, in the Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Committee may direct the Trustee to make payments:

                 (a)     directly to the Participant or beneficiary;

                 (b) to a duly appointed guardian or conservator of the Participant or beneficiary;

                 (c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;

                 (d)     to an adult relative of the Participant or beneficiary;
or

                 (e) directly for the benefit of the Participant or beneficiary.

Any such payment shall constitute a complete discharge therefor with respect to the Trustee and the Committee.

         6.11 Claims Procedure.

                 (a) Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Committee, may file a claim in writing with the Committee.

                 (b) The Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

                         (i) the specific reason or reasons for the denial;

                         (ii) specific references to pertinent Plan provisions on which the denial is based;

                         (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                         (iv) an explanation of the Plan's claim review procedure.

                 (c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

                         (i) submit a written request for review to the Committee;

                         (ii) review pertinent documents; and

                         (iii) submit issues and comments in writing.

                 (d) The Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                 (e) The 90-day and 60-day periods described in subsections 6.11(b) and 6.11(d), respectively, may be extended at the discretion of the Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

                 (f) Participants and beneficiaries shall not be entitled to challenge the Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Committee's decisions made pursuant to this Section 6.11 are intended to be final and binding on Participants, beneficiaries, alternate payees and others. Further, no legal action may be commenced with respect to claimant's request for benefits later than two (2) years after the claimant originally filed his claims for benefits.

         6.12    Eligible Rollover Distributions.

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this ~ij~le6 a di stributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                 (b) Eligible rollover distribution: An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401 (a)(9); the portion of any distribution that is not includible in gross income (determined without regard for the exclusion for net unrealized appreciation with respect to employer securities); and any distribution that is a hardship distribution described in Code Section 401 (k)(2)(B)(i)(IV).

                 (c) Eligible retirement plan: An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 40 1(a), that accepts the distributee's eligible rollover distribution. An eligible retirement plan" shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

                 (d) A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or Code Section 408(b), or to a qualified defined contribution plan described in Code Section 401(a) or Code Section 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                 (e) Distributee: A "distributee" includes an employee or former employee. In addition, the employee~s or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

                 (f) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         6.13 Required Minimum Distributions. The minimum amount of any distribution to a Participant shall be determined in accordance with this
Section 6.13; provided, that nothing in this Section 6.13 shall create a right to a form of distribution not otherwise available under the Plan.

                 (a)     General Rules.

                         (i) Precedence. The requirements of this Section 6.13 will take precedence over any inconsistent provisions of the Plan.

                         (ii) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.13 will be determined and made in accordance with the Treasury Regulations under Code Section 401 (a)(9).

                 (b)     Time and Manner of Distribution.

                         (i) Required Beginning Date. The Participant's entire interest will be distributed to the Participant no later than the Participant's Required Beginning Date.

                         (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest in the Plan will be distributed no later than as follows:

                                  (A) If the Participant dies before
                 distributions begin and there is a designated beneficiary, the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death.

                                  (B) If the Participant's surviving spouse is
                 the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this subsection 6.13(b)(ii)(B) will apply as if the surviving spouse were the Participant.

                                  (C) If there is no designated beneficiary as
                 of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                  (D) For purposes of this subsection 6.1
                 3(b)(ii) and subsection 6.13(d), unless subsection 6.1 3(b)(ii)(B) applies, distributions are considered to begin on the Participant's Required Beginning Date. If subsection 6.13(b)(ii)(B) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection 6.1 3(b)(ii)(A).

                         (iii) Forms of Distribution. Unless the Participant's interest is in any Account that is distributed only in a single lump sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsection 6.13(c) and subsection 6.13(d).

                         (iv) Compliance Savings Provision. As of the effective date of the Plan, pursuant to subsection 6.1(a), subsection 6.2(a) and subsection 6.1 3(b)(iii) of the Plan, a Participant's Accounts are distributable only in a single lump sum to the Participant or his beneficiaries. The provisions of subsection 6.13(c) and subsection 6.13(d) shall apply only to the extent that, heretofore or hereafter, the Plan otherwise provides that any part of a Participant's Accounts is distributable in a form other than a single lump sum.

                 (c) Required Minimum Distributions During Participant's Lifetime. Subject to the provisions of Section 6.1 and subsection 6.1 3(b)(iv):

                         (i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                                  (A) the quotient obtained by dividing the
                 Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401 (a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                                  (B) if the Participant's sole designated
                 beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

                         (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this subsection 6.13(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

                 (d) Required Minimum Distributions After Participant's Death. Subject to the provisions of subsection 6.2(a) and subsection 6.1 3(b)(iv):

                         (i)  Death On or After Date Distributions Begin.

                                  (A) Participant Survived by Designated
                 Beneficiary: If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                                          (1) The Participant's remaining life
                         expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                          (2) If the Participant's surviving
                         spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                                          (3) If the Participant's surviving
                         spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                                  (B) No Designated Beneficiary: If the
                 Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                         (ii)     Death Before Date Distributions Begin.

                                  (A) Participant Survived by Designated
                 Beneficiary: If the Participant dies before the date distributions begin and there is a designated beneficiary, the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death.

                                  (B) No Designated Beneficiary: If the
                 Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                  (C) Death of Surviving Spouse Before
                 Distributions to Surviving Spouse Are Required to Begin: If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection 6.13(b)(ii)(B), this subsection 6.13(d)(ii) will apply as if the surviving spouse were the Participant.

                 (e)     Definitions.

                         (i) Designated beneficiary. The "designated beneficiary" means the individual who is designated as the beneficiary under Section 6.3 of the Plan and is the designated beneficiary under Code Section 401 (a)(9) and Section 1.401 (a)(9)- 1, Q&A-4, of the Treasury Regulations.

                         (ii) Distribution calendar year. The "distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection 6.13(b)(ii). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                         (iii) Life expectancy. "Life expectancy" means the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

                         (iv) Participant's Account balance. The "Account balance" means the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year ("valuation calendar year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after such Valuation Date and decreased by distributions made in the valuation calendar year after such Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                                    ARTICLE 7

                           TOP-HEAVY PLAN REQUIREMENTS

         7.1     Definitions. For purposes of this Article 7:

                 (a) A "Key Employee" is any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 41 6(i)( 1) for plan years beginning after December 31, 2003), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, "annual compensation" means compensation within the meaning of Code Section 415(c)(3).

                 The determination of who is a Key Employee will be made in accordance with Code Section 41 6(i)( 1) and the regulations thereunder.

                 (b) This Plan is "Top-Heavy" if any of the following conditions exists:

                         (i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                         (ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%;

                         (iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                 (c)     The "Top-Heavy Ratio" shall be determined as follows:

                         (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

                         (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with subsection 7.1 (c)(i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with subsection
         7.1 (c)(i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Top-Heavy Determination Date(s), all determined in accordance with Code
         Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

                         (iii) For purposes of subsection 7.1(c)(i) and subsection 7.1(c)(ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Top-Heavy Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant:

                                  (A) who is not a Key Employee but who was a
                 Key Employee in a prior year, or

                                  (B) who has not been credited with at least
                 one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date,

will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top-Heavy Determination Date(s) that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411 (b)( 1 )(C).

                 (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401 (a)(4) and 410.

                 (e) "Required Aggregation Group" means:

                         (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and

                         (ii) any other qualified plan of the Employer which enables a plan described in subsection 7.1 (e)(i) to meet the requirements of Code Section 401 (a)(4) or Code Section 410.

                 (f) "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

                 (g) "Present Value" shall be based on the interest assumption and post-retirement mortality assumption specified in the defined benefit plan.

                 (h) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

                 (i) This subsection 7.1(i) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                         (i) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 41 6(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 41 6(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                         (ii) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

                 (j) Matching Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 41 6(c)(2) and Section 7.2 of the Plan. The preceding sentence shall apply with respect to Matching Employer Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

         7.2     Top-Heavy Plan Requirements.

                 (a) Except as otherwise provided in (b) and (c) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Total Compensation, as limited by Code Section 401(a)(17), or the largest percentage of Employer contributions and forfeitures, as a percentage of any Key Employee's Section 415 Compensation, as limited by Code
Section 401 (a)( 17), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of
(A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Total Compensation less than a stated amount.

                 (b) The provision in subsection 7.2(a) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

                 (c) The provision in subsection 7.2(a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under subsection 7.2(a) above.

                 (d) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 41 1(a)(3)(B) or Code Section 411 (a)(3)(D).

                                    ARTICLE 8

                       POWERS AND DUTIES OF PLAN COMMITTEE

         8.1 Appointment of Plan Committee.

                 (a) The Board of Directors of the Company (the "Board of Directors") may name a Plan Committee (the "Committee") to consist of not less than 2 persons to serve as administrator and a named fiduciary of the Plan. Any person, including directors, shareholders, officers and employees of the Employer, shall be eligible to serve on the Committee. Every person appointed a member of the Committee shall signify his acceptance in writing to the Board of Directors. In the event the Board of Directors does not appoint a Committee pursuant to this Section 8.1, the Company shall act as the administrator and a named fiduciary of the Plan and all references to the Committee shall mean references to the Company so acting as administrator and a named fiduciary of the Plan.

                 (b) Members of the Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, and such resignation shall become effective at delivery or at any later date specified therein. Vacancies in the Committee shall be filled by the Board of Directors.

                 (c) Usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer and any such expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Committee shall not receive any compensation for their services as such.

         8.2 Powers and Duties of Committee. The Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

         Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 8 the Committee shall have the following discretionary authorities:

                 (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

                 (b) To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits.

                 (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

                 (d) To request and receive from the Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

                 (e) To furnish the Employer upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

                 (t) To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

                 (g)     To amend the Plan in accordance with Article 10.

         8.3     Committee Procedures.

                 (a) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

                 (b) A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting. The Committee may act without a meeting by written consent of a majority of its members.

                 (c) The Committee may elect one of its members as chairman and may appoint a secretary, who may or may not be a Committee member, and shall advise the Trustee and the Employer of such actions in writing. The secretary shall keep a record of all actions of the Committee and shall forward all necessary communications to the Employer or the Trustee.

                 (d) Filing or delivery of any document with or to the secretary of the Committee in person or by registered or certified mail, addressed in care of the Employer, shall be deemed a filing with or delivery to the Committee.

         8.4 Consultation with Advisors. The Committee (or any fiduciary designated by the Committee pursuant to Section 8.8 may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).

         8.5 Committee Members as Participants. Any Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

         8.6 Records and Reports. The Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan.

         8.7     Investment Policy.

                 (a) The Committee from time to time shall determine the Plan's short-term and long-term financial needs, with which the investment policy of the Trust shall be appropriately coordinated, and such needs shall be communicated from time to time to the Trustee, Investment Managers or others having any responsibility for management and control of the Trust assets.

                 (b) Subject to the provisions of Section 4.2 relating to investment direction of Participants, and to subsection 8.7(c), the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee.

                 (c) The Committee may in its discretion appoint one or more Investment Managers to manage (including the power to direct the Trustee to acquire and dispose of) any assets of the Plan pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee, in which event the Trustee shall not be liable for the acts or omissions of any such Investment Manager or be under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of any such Investment Manager except as directed. Any such Investment Manager shall acknowledge in writing that he is a fiduciary with respect to the Plan.

                 (d) The term "Investment Manager" shall mean: (i) a registered investment adviser under the Investment Advisers Act of 1940; (ii) a bank as defined in the Investment Advisers Act of 1940; or (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of plan assets.

         8.8 Designation of Other Fiduciaries. The Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he is a fiduciary with respect to the Plan.

         8.9 Obligations of Committee.

                 (a) The Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Employer shall notify the Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation. The Employer shall also be responsible for notifying the Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

                 (b) The Committee is hereby authorized to act solely upon the basis of such notifications from the Employer and to rely upon any document or signature believed by the

Committee to be genuine and shall be fully protected in so doing. For the purpose of this Section, a letter or other written instrument signed in the name of the Employer by any officer thereof shall constitute a notification therefrom; except that any action by the Company or its Board of Directors with respect to the appointment or removal of a member of the Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Company.

                 (c) The Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.

                 (d) The Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.

         8.10 Indemnification of Committee. The Company shall indemnify members of the Committee and its authorized delegates who are employees of the Employer for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Employer's state of incorporation.

                                    ARTICLE 9

                             TRUSTEE AND TRUST FUND

         9.1 Trust Fund. A Trust Fund to be known as the CLARCOR 40 1(k) Retirement and Savings Trust (herein referred to as the "Trust" or the "Trust Fund") has been established by the execution of a trust agreement with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

         9.2 Payments to Trust Fund and Expenses. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and expenses chargeable thereto will be paid from the Trust Fund and charged thereto.

         9.3 Trustee's Responsibilities. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

         9.4 Reversion to an Employer. An Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:

                 (a) within one year of the date of payment of a contribution by such Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact;

                 (b) within one year of the date on which any deduction for a contribution by such Employer under Code Section 404 is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

                 (c) at the termination of the Plan, any amounts with respect to its employees remaining in the Excess Forfeiture Suspense Account.

         9.5 Voting of Company Stock. A Participant shall be entitled to direct the Trustee as to the manner in which voting and other rights will be exercised with respect to the shares of Company common stock allocated to the Participant's Accounts. All Participants whose Accounts include investments in the Company Stock Fund shall be notified within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed by the Company to shareholders regarding the exercise of such rights. To the extent that a Participant fails to provide the Trustee with timely voting or exercise directions, the Trustee shall vote or exercise such rights respecting such shares in the same proportion that the shares (and fractional shares) of Company Stock in the Company Stock Fund for which the Trustee received timely voting or exercise directions from Participants are to be voted or exercised, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA; provided, in the event of a tender offer for Company Stock, the Trustee shall not tender any shares (or fractional shares) of Company Stock in the Company Stock Fund for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA. The Committee may establish such additional procedures with respect to voting and other rights as it, in its discretion, deems appropriate.

         9.6 Allocation of Assets. The Trust Fund may also include assets attributable to contributions made by the Company and its Affiliates to fund other defined contribution plans maintained by the Company and its Affiliates. In this event, separate accounting for assets in the Trust Fund shall be kept by the Company and Trustee so that the value of assets attributable to the Plan is readily ascertainable.

                                   ARTICLE 10

                            AMENDMENT OR TERMINATION

         10.1 Amendment. Subject to the provisions of ~ both the Company and the Committee reserve the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by the Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.

         10.2 Termination. Subject to the provisions of Article 13 the Company further reserves the right to terminate this Plan at any time.

         10.3 Form of Amendment, Discontinuance of Employer Contributions, and Termination. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution of the Board of Directors of the Company or by any person so duly authorized by the Board of Directors.

         10.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:

                 (a) Except as provided in Section 9.4 no amendment shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.

                 (b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as at the date of the amendment.

                 (c) No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Service is permitted to elect to have the nonforfeitable percentage of his Matching Account (including any Prior Plan Matching Account under the Transferred Account Appendix) computed under the Plan without regard to such amendment. The period for making such election shall commence no later than the date of the adoption of such amendment and shall expire no earlier than 60 days after the latest of the following dates: (i) the date the Plan amendment is adopted; (ii) the date the Plan amendment becomes effective; or (iii) the date the Participant is issued written notice of the Plan amendment by the Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his Matching Account (including any Prior Plan Matching Account under the Transferred Account Appendix) cannot at any time be lower than such percentage determined without regard to such amendment.

                 (d) Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit.

         10.5 Level of Benefits Upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).

         10.6 Vesting Upon Termination or Discontinuance of Employer Contributions; Liquidation of Trust.

                 (a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 10.2. In the event of any termination or partial termination within the meaning of the Code, or in the event the Employer permanently discontinues the making of contributions to the Plan, the Matching Account (including any Prior Plan Matching Account under the Transferred Account Appendix) of each affected Participant who is employed by the Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.

                 (b) In the event the Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant's Accounts as provided herein within the time prescribed in Article
6. However, if, after such discontinuance, the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare a distribution date and Valuation Date for all Participants and beneficiaries, including each Participant or beneficiary whose Accounts are being distributed in installments.

                 (c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or beneficiary his Accounts in the Trust Fund. Notwithstanding the foregoing, if the Employer or an Affiliate maintains another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or Code Section 409) or a simplified employee pension plan (as defined in Code Section 408(k)), the Accounts of all Participants shall be transferred to the other plan; provided, however, that if fewer than 2% of the Participants in this Plan at the time this Plan is terminated are or were eligible to participate under such other defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, a Participant's Accounts shall be transferred to the other plan only if the nonforfeitable balance of the Participant's Accounts exceeds $5,000 and the Participant does not consent to the distribution of such Accounts. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Committee is no longer in existence, the actions to be taken by the Committee pursuant to this Section shall be taken by the Trustee.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 No Guarantee of Employment, Etc. Neither the creation of the Plan nor anything contained in the Plan or trust agreement shall be construed as a contract of employment between the Employer and the Participant or as giving any Participant hereunder or other employee of the Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.

         11.2 Nonalienation.

                 (a) Except as may be provided in the Plan with respect to loans to Participants, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.

                 (b) Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from the Employer or the Trustee from or as a result of the Plan and Trust.

         11.3 Qualified Domestic Relations Order. Notwithstanding anything in this Plan to the contrary, the Committee shall distribute a Participant's Accounts, or any portion thereof, in accordance with the terms of any domestic relations order, which the Committee determines to be a qualified domestic relations order described in Code Section 444(p). Further notwithstanding any other provision of this Plan to the contrary, such distribution of a Participant's Accounts, or any portion thereof, to an alternate payee under a qualified domestic relations order shall, unless such order otherwise provides, be made in a single sum as soon as administratively practicable after the Committee has determined that a domestic relations order is a qualified domestic relations order described in Code Section 414(p).

         11.4 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be controlling state law in all matters relating to the Plan.

         11.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         11.6 Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with the Committee from time to time in writing his post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Committee, or if no such address was filed with the

Committee, then to the last post-office address of the Participant or beneficiary as shown on the Employer's records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

         11.7 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                   ARTICLE 12

                             ADOPTION BY AFFILIATES

         12.1 Adoption of Plan. Subject to any resolution or terms of any agreement approved by the Board of Directors of the Company or a committee thereof to the contrary, any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by the Board of Directors of the Company. Such adoption shall be by resolution of such Affiliate's board of directors, a certified copy of which shall be filed with the Company, the Committee and the Trustee. Upon such adoption, such Affiliate shall become an "Employer," and all terms and conditions of the Plan shall apply to eligible employees of such Employer, subject to Section 1.4.

         12.2 The Company as Agent for Employer. Each Employer which has adopted this Plan pursuant to Section 12.1 hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor the Committee nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3.

         12.3 Adoption of Amendments.

                 (a) Any Employer which adopts this Plan pursuant to Section
12.1 may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company or any person so duly authorized by the Board of Directors of the Company.

                 (b) Any Employer shall be deemed conclusively to have assented to any amendment of this Plan by the Company without the necessity of any affirmative action on the part of such Employer.

         12.4 Termination. Any Employer which adopts this Plan pursuant to
Section 12.1 may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company, or any person so duly authorized by the Board of Directors of the Company.

         12.5 Data to Be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 12.1 shall furnish information and maintain such records with respect to its Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its Participants.

         12.6 Joint Employees. If a Participant receives Considered Compensation during a Plan Year from more than one Employer, the total amount of such Considered Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Considered Compensation paid to such Participant by the Employer.

         12.7 Expenses. Each Employer shall pay such part of any expenses incurred in the administration of the Plan as the Company shall determine.

         12.8 Withdrawal. An Employer may withdraw from the Plan by giving 60 days' written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.

         12.9 Prior Plans. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan.

                                   ARTICLE 13

                          CHANGE IN CONTROL OF EMPLOYER

         13.1 Change in Control - Defined. "Change in Control" of the Employer shall be deemed to have taken place if:

                 (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 15% or more of the total number of votes that may be cast for the election of directors of the Company; or

                 (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

         13.2 Intent. Since financial transactions concerning the control of corporations have involved the investment of retirement trust assets for the direct or indirect purpose of acquiring such control over corporations, the Employer and the Trustees intend by this Article 13 and the related Article 10 to prohibit the use of this Trust's assets for any purpose except the exclusive benefit of participants in the event of a Change in Control. Therefore, all other Sections of this Plan shall be subject to this Article 13 in the event of a Change in Control.

         13.3 Prohibitions on Change in Control. In the event of a Change in Control, the following acts are prohibited for a period of thirty-six (36) months beginning on the first day of the month in which the Change occurs and ending on the first day of the thirty-seventh (37th) calendar month thereafter:

                 (a) Amendment to this Article 13 or to Article 10 of this Plan.

                 (b) Amendment to any other section of this Plan or of any other provision of the Plan which would allow any assets of the Trust to revert or otherwise be paid to the Employer unless required by a final order of a court of competent jurisdiction to maintain the status of the Plan as qualified under Code Section 40 1(a).

                 (c) Investment of any portion of Trust assets in any employer security as defined in Section 407 of ERISA.

                 (d) Investment in any security, bond, note or other financial instrument in order to seek financial control of an entity.

                 (e) Investment in any security, bond, note or other financial instrument in order to confer a benefit directly or indirectly upon any person other than the Participants in their capacity as beneficiaries of this Plan.

                 (f) Merger of the Plan with any other plan except a plan maintained by the Company or its subsidiaries prior to the Change in Control.

                 (g) Termination of the Plan unless all assets are distributed to the persons entitled to benefits under the Plan within one year after the termination has been approved by the Internal Revenue Service.

         IN WITNESS WHEREOF, the Company has caused this Plan to be signed by a duly authorized officer on this 21 day of November, 2003.

                                             CLARCOR INC.

                                             By:/s/ Bruce A. Klein
                                                --------------------------------

                                             Title: CFO
                                                   -----------------------------

                           PART-TIME EMPLOYEE APPENDIX


         1. Effective Date and Applicability. This Appendix and all benefits accrued hereunder shall be effective on the initial effective date of the Plan set forth in Section 1.3. Part-Time Employees shall be eligible to participate in the Plan and to receive an allocation of the Matching Employer Contribution as provided under this Appendix.

         2. Terms and Conditions. All terms and conditions of the Plan shall apply to Part-Time Employees, with the following exceptions:

                 (a)      DEFINITIONS.

                          (i) "Entry Date" is the first day of a payroll period.

                          (ii)   "Hour of Service~~ is:

                                 (A) each hour for which a Part-Time Employee is
                 paid or entitled to payment for the performance of duties for the Employer or an Affiliate;

                                 (B) each hour for which back pay, irrespective
                 of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate; and

                                 (C) each hour for which a Part-Time Employee is
                 paid or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph (C), all payments made or due shall be taken into account, whether such payments are made directly by the Employer or an Affiliate or indirectly (e.g., through a trust fund or insurer to which the Employer or an Affiliate makes payments, or otherwise), except that:

                                          (1) no more than 501 such Hours of
                          Service shall be credited for any continuous period during which the Part-Time Employee performs no duties;

                                          (2) no such Hours of Service shall be
                          credited if payments are made or due under a plan maintained solely for the purpose of complying with any workers' compensation, unemployment compensation or disability insurance laws; and

                                          (3) no such Hours of Service shall be
                          credited for payments which are made solely to reimburse the employee for medical or medically related expenses.

                 The Hours of Service, if any, for which a Part-Time Employee is credited for a period in which he performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. Section 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. For purposes of computing the Hours of Service to be credited to a Part-Time Employee for whom a record of hours worked is not maintained, a Part-Time Employee shall be credited with 10 Hours of Service for each day for which he completes at least one Hour of Service. In addition, a Part-Time Employee shall be credited with Hours of Service for each week the employee is on a leave of absence in accordance with subsection 2(b)(iii) of this Appendix.

                          (iii) "One -- Year Break In Service~~ is a 12 -- consecutive -- month period commencing on the anniversary of his Employment Commencement Date ("Service Period") in which a Part-Time Employee completes 500 Hours of Service or less and on the last day of which the Participant is not employed by the Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, "Hours of Service" shall also include each hour for which the Part-Time Employee otherwise would normally have been credited but for the employee's absence on a maternity or paternity absence. A maternity or paternity absence is an absence from work:

                                 (A) by reason of the pregnancy of the employee;

                                 (B) by reason of the birth of a child of the
                 employee;

                                 (C) by reason of the placement of a child with
                 the employee in connection with the adoption of such child by the employee; or

                                 (D) for purposes of caring for such child for a
                 period beginning immediately following such birth or placement.

                 Any Part-Time Employee requesting such credit shall promptly furnish the Committee such information as the Committee requires to show that the absence from work is a maternity or paternity absence and the number of days for which there was such an absence. No more than 501 hours shall be credited for a maternity or paternity absence. All such hours shall be credited in the Service Period in which the absence begins if necessary to prevent a One-Year Break in Service in such Service Period. If such hours are not necessary to prevent a One-Year Break in Service in such Service Period, the hours shall be credited in the succeeding Service Period if necessary to prevent a One-Year Break in Service in such Service Period. In the event the Committee is unable to determine the hours which otherwise would normally have been credited for such absence, the employee shall be credited with the number of hours per week equal to the hours customarily worked by the employee.

                          (iv) "Year of Service~~ is each 12 -- consecutive -- month period, commencing on the date a Part-Time Employee's Employment Commencement Date and on each anniversary thereof, in which such employee completes 1,000 or more Hours of Service. In the case of a Part-Time Employee who incurs a One-Year Break in Service, "Year of Service" means each 12-consecutive-month period, commencing on the date the employee first completes an Hour of Service following the One-Year Break in Service and on each anniversary thereof, in which such employee completes 1,000 or more Hours of Service.

                 (b) Eligibility Requirements. In lieu of subsection 2.1(a) and subsection 2.1(b) of the Plan, the following shall apply to Part-Time
Employees:

                          (i) A Part-Time Employee shall first be eligible to participate, if he is then employed by the Employer, on the Entry Date coinciding with or next following the later of:

                                 (A) the end of the first Year of Service in which he completes 1,000 Hours of Service, or

                                 (B)      his 21st birthday.

                          (ii) Any former employee of the Employer or an Affiliate who was a Participant or could have become a Participant under subsection (i) above had he been employed on a prior Entry Date, and is reemployed by the Employer as an Eligible Employee, shall be eligible to participate immediately on the date of such reemployment if such employee:

                                 (A) has not incurred a One-Year Break in
                 Service; or

                                 (B) had a nonforfeitable right to any part of
                 the balance in his Matching Account (including any Prior Plan Matching Account under the Transferred Account Appendix) on the date his most recent employment with the Employer and all Affiliates terminated (or would have had such right if he had been a Participant); or

                                 (C) has attained age 21 and the number of
                 consecutive One-Year Breaks in Service which such employee incurred since his most recent termination of employment with the Employer and all Affiliates is less than 5.

                          (iii) Leaves of Absence. A Part-Time Employee who is on a leave of absence shall be credited, for each full week of such leave of absence, with the number of hours he customarily worked per week, if he is not otherwise credited with such Hours of Service. Any such leave of absence must be requested and granted in writing and pursuant to the Employer's established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

                          TRANSFERRED ACCOUNT APPENDIX


         1. Effective Date and Applicability. This Appendix shall be effective on the initial effective date of the Plan set forth in Section 1.3. This Appendix governs the vesting and forfeiture of Prior Plan Matching Accounts and the distribution of Prior Plan Matching Accounts and After-Tax Accounts of Participants whose such Accounts were transferred to the Plan in a plan transfer of assets and liabilities from the Prior Plan to this Plan in accordance with the provisions of Code Section 40I(a)(12) and Code Section 414(1). A Participant's "Prior Plan Matching Account" and "After-Tax Account" mean the balance of his Matching Account and After-Tax Account under the Prior Plan on the date of such transfer to the Plan.

         2. Terms and Conditions. All terms and conditions of the Plan shall apply to a Participant's Prior Plan Matching Account and After-Tax Account, subject to the following provisions of this Appendix.

         3. Vesting of Prior Plan Matching Accounts. The nonforfeitable portion of a Participant's Prior Plan Matching Account shall be determined as hereafter set forth:

                 (a) Retirement. Any Participant may retire on or after his Normal Retirement Date, at which date the forfeitable portion, if any, of his Prior Plan Matching Account shall become nonforfeitable. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.

                 (b) Death. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Prior Plan Matching Account shall become nonforfeitable.

                 (c) Disability. As of the date any Participant shall have become totally and permanently disabled because of physical or mental infirmity while in the employ of the Employer or an Affiliate and his employment shall have terminated, the forfeitable portion, if any, of his Prior Plan Matching Account shall become nonforfeitable. The existence of such disability shall be determined as set forth in Section 5.4.

                 (d) All Other Vesting. Except as otherwise provided in this subsection 3(b), a Participant's nonforfeitable interest in his Prior Plan Matching Account at any point in time shall be determined in accordance with the following schedule:

                                                         Nonforfeitable
                              Years of Service             Percentage
                              ----------------           --------------
                              Less than 3                          0
                              3ormore                            100

                 (e) Forfeiture of Unvested Account. Any part of the Prior Plan Matching Account of such Participant which does not become nonforfeitable shall be treated as a forfeiture.

         For Part-Time Employees, "Year of Service" and "One Year Break in Service" shall have the meaning set forth in the Part-Time Employee Appendix.

         4. Computation of Period of Service. For purposes of determining the nonforfeitable percentage of the Participant's Prior Plan Matching Account, all Years of Service shall be taken into account, except that the following shall be disregarded:

                 (a) Years of Service before a One-Year Break in Service until such Participant has completed one Year of Service after such One-Year Break in Service;

                 (b) in the case of a Participant who incurs 5 or more consecutive One-Year Breaks in Service, Years of Service completed after such One-Year Breaks in Service for purposes of determining his nonforfeitable right in the balance of his Prior Plan Matching Account determined as of the date such One-Year Breaks in Service began; and

                 (c) in the case of a Participant whose nonforfeitable balance of his Prior Plan Matching Account is 0, Years of Service before a period consisting of 5 consecutive One-Year Breaks in Service if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service before such One-Year Breaks in Service. Such aggregate number of Years of Service before such One-Year Breaks in Service shall not include any Years of Service disregarded by reason of any prior One-Year Breaks in Service.

         5.      Treatment of Forfeitures.

                 (a) Upon termination of a Participant's employment with the Employer and all Affiliates, that part of his Prior Plan Matching Account which becomes forfeitable pursuant to subsection 3(d) of this Transferred Account Appendix shall be used to reduce the Matching Employer Contribution in Section
3.4 for the Plan Year at the end of the Plan Year in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate.

                 (b) If a Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, and before distribution of the nonforfeitable portion of his Prior Plan Matching Account, the amount of the forfeiture shall be restored to his Prior Plan Matching Account as of the last day of the Plan Year in which he is reemployed.

                 (c) Amounts restored to a Participant's Prior Plan Matching Account above shall be deducted from the forfeitures which otherwise would be allocable for the Plan Year in which such reemployment or repayment occurs or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

         6. Distribution of Prior Plan Matching Account. The nonforfeitable portion of a Participant's Prior Plan Matching Account shall be distributed at such time and in such manner as provided under the Plan for distributions of Participants' Matching Accounts.

         7. Distribution of After-Tax Contributions Prior to Termination of Employment. Upon request of a Participant, the Committee shall direct payment to such Participant of any amount not in excess of his After-Tax Account on the Valuation Date coinciding with or immediately succeeding such Committee action; provided, however, that the minimum withdrawal is at least $100 or the entire balance of the Participant's After-Tax Account, whichever is less. Any distribution hereunder shall be deemed to be made first from the Participant's Prior Plan After-Tax Contributions made prior to January 1, 1987, second, pro rata, from Prior Plan After-Tax Contributions made after December 31, 1986 and from the earnings on such Prior Plan After-Tax Contributions, and third, from the earnings on Prior Plan After-Tax Contributions made prior to January 1, 1987.

         8.      Top-Heavy Vesting.

                 (a) For any Plan Year in which this Plan is Top-Heavy, the following schedule shall be substituted for the schedule set forth in subsection 3(d) above, provided that subsection 3(d) shall apply to the extent that the nonforfeitable percentage thereunder is greater than the following schedule:

                                                       Nonforfeitable
                          Years of Service              Percentage
                          ----------------             --------------
                          Less than 3                             0%
                          3 or more                             100%

The minimum vesting schedule applies to all benefits within the meaning of Code
Section 411 (a)(7) except those attributable to after-tax contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in Vested Benefits may occur in the event the Plan's Top-Heavy status changes for any Plan Year. However, this Section does not apply to the Account balances of any employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such employee Account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section.

                 (b) If a Participant has 3 or more Years of Service as of the last day of the Plan Year for which the nonforfeitable percentage of his Prior Plan Matching Account was subject to subsection 7.2(f), he may elect to have the nonforfeitable percentage of his Prior Plan Matching Account determined under subsection 7.2(f) in any subsequent Plan Year when Section 7.2 is not applicable.